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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by Telewest Global, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

This filing consists of certain communications made in connection with the announcement of an Agreement and Plan of Merger among Telwest Global, Inc., NTL Incorporated and Merger Sub Inc., dated as of October 2, 2005.

Tuesday 22 November 2005

Merger update from
Jim Mooney, Cob Stenham & Simon Duffy:
High level structure and new appointments
for combined company are agreed

Telewest managers G1+
In two hours time this will be sent to all
colleagues in ntl and Telewest

Quick link
Merger News Oneline

Dear colleagues,

We’re pleased to say the high level structure and most of the senior appointments for the combined company have now been agreed. Working together, we have followed a rigorous and objective selection process and are confident that in making the appointments we are populating the combined company with the best management talent while at the same time being fair to all those involved.

The purpose of this update is to explain the new structure and announce the proposed appointments so far. For completeness, we have included those roles that have already been announced. These changes will apply only when the deal is closed and we become one company. Until then, there is no change to the existing management structures in ntl and Telewest.

We are continuing to work on the planned structures for the combined company and expect to make further announcements about appointments in the coming weeks and months.

Roles reporting to Simon Duffy:

New Appointments

Stephen Cook	currently Group Strategy Director and General Counsel at Telewest, will be appointed Senior Vice President, Business Development.

Bryan Hall	currently General Counsel at ntl, will be appointed General Counsel.

Keith Monserrat	currently Director of Communication and Policy at ntl, will be appointed Director of Communication and Policy.

Lisa Opie	currently Managing Director, Flextech Television at Telewest, will be appointed Managing Director, Flextech Television.

Appointments announced previously

Neil Berkett	currently COO at ntl, will be appointed COO.

Jacques Kerrest	currently CFO at ntl, will be appointed CFO.

Roles reporting to Neil Berkett

The Consumer and COBI divisions in Telewest and ntl will be reorganised into Marketing, Products, Customer and Logistics functions. This structure will support the residential market in the enlarged company. At this stage we have only completed the structure at the highest level and, whilst we know in principle where different areas of work will fit, the workstreams will need to work through the detail of what this means in practice for teams throughout the organisation before we can answer all the detailed questions you may have. This work will be completed as soon as possible.

The Marketing team will research our residential markets, understand what customers want from us and develop and manage the residential brand. The Products team will plan, develop and manage our product offerings across the full range of TV and entertainment, internet and telephony. The Customer team will be responsible for all aspects of customer sales and service, including complaints, collections and retentions.  The Logistics team will look after installs, field service, warehousing and procurement.

The Business division in the combined company will have all the above functions included directly in its own structure. This means our business teams will be able to focus totally on the business market.

New Appointments

Stephen Beynon	currently Managing Director, Business at Telewest, will be appointed Managing Director, Business.

Philip Snalune	currently Director of Product and Marketing at Telewest, will be appointed Managing Director, Consumer Products.

Carolyn Walker	currently Group HR Director, ntl, will be appointed Managing Director, HR.

Peter Wilcock	currently Managing Director, Central Operations and Business improvement at ntl, will be appointed Managing Director, Customer (sales and service).

Appointments announced previously

Mike Riddle	currently a consultant to both companies, will join the combined company as CIO

Steve Upton	currently Managing Director, Networks at ntl, will be appointed Managing Director, Networks

Howard Watson	currently CTO and Managing Director, Networks, Technology and IT at Telewest, will be appointed CTO

Integration Directors

Neil Smith currently CFO at Telewest, will become Deputy CFO and will be a key member of Neil Berkett’s team. In addition, Neil and Shai Weiss (currently Managing Director, Consumer Products for ntl)  have been appointed Joint Integration Directors. Together, they will continue to lead the work on integrating the two companies after the deal is closed. We are discussing with Shai the opportunities available to him once his integration work is complete.

Roles Still To Be Filled

Managing Director, Marketing	David Thatcher, currently Managing Director, Consumer Sales and Marketing at ntl, will take the role on an interim basis.

Managing Director, Logistics	We expect this role to be filled in the near future.

Senior Vice President, Strategy	We expect this role to be filled in the near future

Some familiar faces who will be leaving

As we have already announced, Telewest’s acting CEO Barry Elson will leave the company on completion of the transaction and Telewest COO Eric Tveter will leave the company at the end of 2006. In addition, the following people will be leaving us:

Tony Harris is Managing Director, Business at ntl, and has decided to pursue his other business interests after the two companies have combined. There have been many improvements in the business division under Tony’s leadership, as he has set about transforming it so that it can realise its full potential. These range from provisioning and customer service through new product launches to major contract wins. The division is now positioned to face the future with confidence and take more than its share of future growth in the business market.

Aizad Hussain is SVP, Strategy at ntl. Aizad joined the company in 1999, and will be best remembered by many for his time as Managing Director of ntl:home. He particularly values the friendships he has made during his time with ntl, but feels this is the right time to move on to new opportunities.  He will leave at the point the two companies combine.

David Thatcher is ntl’s Managing Director of Consumer Sales and Marketing. David is a popular leader, who has held senior roles in the Consumer division for almost five years and seen many changes. Unfortunately, he does not feel the roles in the new structure are a good fit with where he sees his career moving next and has decided not to stay with the combined company. He will act as Managing Director, Marketing, until the role is filled permanently.

We would like to thank Tony, Aizad, and David for their very considerable contributions to ntl and wish them every success for the future.

Questions And Answers

What changes does this mean for people now?

None at all. The new structures will only come into effect when the deal closes and we become one company. For now, there are no changes at all to reporting lines, management structures or job titles.

How have people been selected for these roles?

We have followed a fair and objective process, which has included using an external company to carry out interviews and assessments. The process has also involved taking people’s own ambitions and preferences into consideration.

Not every person in the senior leadership team in both organisations is included in this announcement. Why is this?

We can only communicate decisions that have been agreed so far. At this stage we are only in a position to announce the proposed appointments we have outlined. Where we have agreed that senior leaders will be leaving us, we have communicated this as well. Aside from this, we are still working on the structures for the combined company and expect to make more announcements about proposed appointments in the coming weeks and months.

More Information

This is all the information we currently have available about the organisational structure of the combined company. All current information about the merger is available on the merger news Oneline site. Please send any additional questions to questions@telewest.co.uk

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NTL Incorporated (“ntl”) and Telewest, Inc. (“Telewest”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Telewest’s or ntl’s future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements.  In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest.  These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find it

This filing may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest.  In connection with the proposed merger, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

Participants in the Solicitation

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the merger. Information regarding ntl’s directors and executive officers is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement